INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated May 18, 2000 (June 8, 2000, as to Note 10) on the financial statements of Customer Analytics Holdings, Inc. and subsidiaries appearing in this Form 8-K/A of Exchange Applications, Inc. into the previously filed Registration Statement No. 333-95759 of Exchange Applications, Inc. on Form S-3 and Registration Statements No. 333-42344, No. 333-34424, No. 333-87337, and No. 333-82889 of Exchange
Applications, Inc. on Form S-8.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
August 28, 2000